                                                                     EXHIBIT 4.7

================================================================================

                            Group 1 Automotive, Inc.,
                                    as Issuer

                                       and

                     The Subsidiary Guarantors named herein,
                            as Subsidiary Guarantors

                                       to

                             Wells Fargo Bank, N.A.
                                     Trustee

                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 13, 2003

                             ----------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS  OF GENERAL APPLICATION............................    2

   SECTION 1.01   DEFINITIONS.................................................................    2

   SECTION 1.02   TO BE READ WITH ORIGINAL INDENTURE..........................................   21

ARTICLE II THE NOTES..........................................................................   21

   SECTION 2.01   DESIGNATION.................................................................   21

   SECTION 2.02   INITIAL LIMIT OF AGGREGATE PRINCIPAL AMOUNT.................................   22

   SECTION 2.03   SUBSIDIARY GUARANTEES.......................................................   22

   SECTION 2.04   SUBORDINATION...............................................................   23

   SECTION 2.05   DATE OF PAYMENT OF PRINCIPAL................................................   23

   SECTION 2.06   INTEREST....................................................................   23

   SECTION 2.07   PLACE OF PAYMENT............................................................   23

   SECTION 2.08   REDEMPTION..................................................................   23

   SECTION 2.09   DEFEASANCE..................................................................   25

   SECTION 2.10   FORM........................................................................   25

   SECTION 2.11   ADDITIONAL EVENTS OF DEFAULT................................................   25

   SECTION 2.12   ADDITIONAL COVENANTS........................................................   25

   SECTION 2.13   ISSUANCE OF ADDITIONAL NOTES................................................   26

   SECTION 2.14   SPECIAL INTEREST............................................................   26

   SECTION 2.15   DEPOSITORY; GLOBAL NOTES....................................................   26

   SECTION 2.16   CUSIP NUMBERS...............................................................   27

ARTICLE III ADDITIONAL COVENANTS APPLICABLE TO THE NOTES......................................   27

   SECTION 3.01   LIMITATION ON DEBT..........................................................   27

   SECTION 3.02   LIMITATION ON RESTRICTED PAYMENTS...........................................   30

   SECTION 3.03   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                  SUBSIDIARIES................................................................   33

   SECTION 3.04   LIMITATION ON RANKING OF CERTAIN DEBT.......................................   35

   SECTION 3.05   LIMITATION ON LIENS SECURING PARI PASSU OR SUBORDINATED DEBT................   35

   SECTION 3.06   LIMITATION ON ASSET DISPOSITIONS............................................   36

   SECTION 3.07   [INTENTIONALLY OMITTED].....................................................   38

   SECTION 3.08   TRANSACTIONS WITH AFFILIATES................................................   38

   SECTION 3.09   CHANGE OF CONTROL...........................................................   39

   SECTION 3.10   PAYMENTS FOR CONSENT........................................................   40

   SECTION 3.11   PROVISION OF FINANCIAL INFORMATION..........................................   40

   SECTION 3.12   MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS.........................   41

                              APPENDIX AND ANNEXES

RULE 144A/REGULATION S APPENDIX...............................................................    1
          EXHIBIT 1         Form of Initial Note..............................................    1
          EXHIBIT A         Form of Exchange Note or Private Exchange Note....................  A-1

                  THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 13, 2003, among Group 1 Automotive, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), each of the Subsidiary Guarantors named herein and Wells Fargo Bank, N.A., a national banking association, as trustee (the "Trustee"), to the Indenture, dated as of August 13, 2003, among the Company, each of the Subsidiary Guarantors named therein and the Trustee (the "Original Indenture", the Original Indenture, as amended and supplemented hereby, being referred to herein as the "Indenture"),

                              W I T N E S S E T H :

                  WHEREAS, Section 901 of the Original Indenture permits the execution of supplemental indentures without the consent of any Holder (as defined therein) (i) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (Section 9.01(2)), (ii) to add any additional Events of Default with respect to all or any series of Securities (Section 9.01(3)), (iii) to add to, change or eliminate any provision of the Original Indenture with respect to Securities of any series when there is no Security of such series outstanding (Section 9.01(5)) and (iv) to establish the form or terms of Securities of any series (Section 9.01(7));

                  WHEREAS, the Company has duly authorized, as a series of Securities under the Indenture, its 8.25% Senior Subordinated Notes due August 15, 2013 (the "Notes");

                  WHEREAS, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, and pursuant to Section 9.01 of the Original Indenture have requested that the Trustee join in the execution and delivery of this Supplemental Indenture, in order to establish the Notes as a series of Securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants and Events of Default for purposes of the Notes and the Holders thereof;

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done; and

                  WHEREAS, the foregoing recitals are made as statements of fact by the Company and the Subsidiary Guarantors and not by the Trustee;

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01 DEFINITIONS

                  (a) Unless otherwise defined in this Supplemental Indenture, terms used herein have the meanings ascribed to them in the Original Indenture. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

                  "Additional Notes" means 8.25% Senior Subordinated Notes due August 15, 2013 originally issued from time to time after the Closing Date under the terms of the Indenture (other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under the Indenture).

                  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

                  "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

                  "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of:

                  (1) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,

                  (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or

                  (3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $2.5 million or more.

                  Notwithstanding the foregoing, the term "Asset Disposition" shall not include:

                  (1)      a Restricted Payment that is made in compliance with
                           Section 3.02 hereof,

                  (2) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture or

                  (3) any transaction subject to and consummated in compliance with Section 3.12 hereof.

                  "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by (2) the sum of all such principal payments.

                  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                  "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

                  (2) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Fitch Rating of "B" or better,

                  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above,

                  (4) commercial paper having a rating of at least P-1 from Moody's and a rating of at least A-1 from S&P,

                  (5) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $5 million in the aggregate at any one time and

                  (6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

                  A "Change of Control" will be deemed to have occurred at such time as either:

                  (1) any Person (other than a Permitted Holder) or any Persons (other than Permitted Holders) acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

                  (2) any Person (other than a Permitted Holder) or Group (other than Permitted Holders) shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company;

provided, that a transaction effected to create a holding company of the Company, (i) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (ii) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a "Change of Control"; provided further that following such a holding company transaction, references in this definition of "Change of Control" shall thereafter be treated as references to such holding company. References to the "Board of Directors" in this definition are to the full board of directors of the Company and not to a committee thereof.

                  "Closing Date" means August 13, 2003.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

                  (1)      Consolidated Interest Expense for such period, plus

                  (2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles, plus

                  (3)      Consolidated Income Tax Expense for such period, plus

                  (4) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

                  (5) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period; minus

                  (6) non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles;

provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary that is not a Subsidiary Guarantor (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

                  "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of:

                  (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

                  (2)      Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the end of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that is or will no longer be outstanding as the result of the Incurrence of any such Debt had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

                  "Consolidated Fixed Charges" for any period means the sum of:

                  (1)      Consolidated Interest Expense and

                  (2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

                  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

                  "Consolidated Interest Expense" means for any period the consolidated interest expense, other than floor plan interest expense, included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

                  (1)      the amortization of Debt discounts;

                  (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

                  (3) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

                  (4) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

                  (5) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

                  (6) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

                  (7) the portion of rental expense deemed to be representative of the interest factor attributable to leases for rental property.

                  "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

                  (1) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

                  (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

                  (3) gains or losses on Asset Dispositions by the Company or its Subsidiaries,

                  (4)      all extraordinary gains and extraordinary losses,

                  (5) gains or losses from the early retirement or extinguishment of indebtedness,

                  (6) the cumulative effect of changes in accounting principles,

                  (7) non-cash gains or losses resulting from fluctuations in currency exchange rates and

                  (8) the tax effect of any of the items described in clauses (1) through (7) above;

provided, further, that for purposes of any determination pursuant to the provisions of Section 3.02 hereof, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

                  "Consolidated Net Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom:

                  (1) all goodwill, trade names, trademarks, patents, patent applications, licenses, non-complete agreements, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet and

                  (2)      appropriate deductions for any minority interests.

                  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

                  (1)      every obligation of such Person for money borrowed;

                  (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

                  (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services, the amount of such price being that which would be negotiated in an arm's length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction or services;

                  (5)      every Capital Lease Obligation of such Person;

                  (6) all Receivables Sales of such Person which are sold with recourse to such Person;

                  (7)      Redeemable Stock issued by such Person;

                  (8) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

                  (9) every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

                  (10)     every obligation of the type referred to in clauses
                           (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends.

Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that (1) provides for the payment of earn-outs to such seller or (2) guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

                  "Designated Senior Debt" of the Company means:

                  (1) Debt of the Company under the Senior Credit Facility and

                  (2)      Senior Debt of the Company

                           (a) which at the time of determination exceeds $25 million in aggregate principal amount outstanding or available under a committed facility,

                           (b) which is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and

                           (c) as to which the Trustee has received an Officers' Certificate of the Company specifying such Senior Debt as "Designated Senior Debt".

                  "Equity Offering" means an offering of Common Stock of the Company that results in aggregate cash net proceeds to the Company.

                  "Floor Plan Debt" means Debt in an aggregate principal amount at any time not to exceed the value of the Inventory of the Company and its Restricted Subsidiaries, which Debt is secured primarily by a Lien on Inventory of the Company and/or its Restricted Subsidiaries.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

                  (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

                  (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

                  "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

                  "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

                  "Inventory" of any Person means the automobile and automobile parts and supplies inventories of such Person that are held for sale or lease, or are to be used or consumed by such Person, in the ordinary course of business. The value of each particular item of inventory shall be the historical purchase price thereof.

                  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

                  (1) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person,

                  (2) any Permitted Interest Rate, Currency or Commodity Price Agreement and

                  (3) endorsements of negotiable instruments and documents in the ordinary course of business.

                  "Investment Grade" means Baa3 or above in the case of Moody's (or the equivalent under any successor rating categories of Moody's) and BBB- or above in the case of S&P (or the equivalent under any successor rating categories of S&P).

                  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

                  (2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

                  (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

                  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Supplemental Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Supplemental Indenture pursuant to which the Offer to Purchase is being made;

                  (2)      the Offer Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of this Supplemental Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Supplemental Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is a Global Security, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

                  "Permitted Holder" means:

                  (1) each of B.B. Hollingsworth, Jr., John Turner and Scott Thompson;

                  (2) the members of the immediate family of any of the persons referred to in clause (1) above;

                  (3) any trust created for the benefit of the persons described in clause (1) or (2) above or any of their estates; or

                  (4) any other Person that is wholly owned by any one or more of the Persons described in clause (1), (2) or
                           (3) above.

                  "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment,

                  (2) any Investment in a Permitted Joint Venture which, together with any other outstanding Investment made pursuant to this clause (2), does not exceed the greater of $10 million or 2.5% of the Company's Consolidated Net Tangible Assets at the time of such Investment,

                  (3)      any Investment in Cash Equivalents,

                  (4) any non-cash consideration received in connection with an Asset Disposition that was made in compliance with Section 3.06 hereof and

                  (5) any other Investment that, when taken together with all other Investments made pursuant to this clause
                           (5) since the Closing Date and outstanding on the date such Investment is made, does not exceed $10 million.

                  "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person):

                  (1) in which the Company and its Restricted Subsidiaries own an equity interest of at least 25% of the equity interest of all joint venturers thereof and

                  (2) which engages only in a business of the type conducted by the Company and its Subsidiaries on the Closing Date or any business ancillary thereto or supportive thereof.

                  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

                  "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                  "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

                  "Reference Treasury Dealer" means Goldman, Sachs & Co. or any of its affiliates in the United States and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Trustee will substitute another Reference Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "Replacement Assets" means:

                  (1) properties and assets (other than cash, Cash Equivalents or any Capital Stock or other security) that will be used in the automotive retail business, the business of the Company and its Restricted

                           Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof; and

                  (2) Capital Stock of any Person that is engaged in the automotive retail business, the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof and that will be merged or consolidated with or into a Restricted Subsidiary or that will become a Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Sale and Leaseback Transaction" of any Person means an agreement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "Senior Credit Facility" means the Fifth Amended and Restated Revolving Credit Agreement dated as of June 2, 2003 among the Company, its subsidiaries listed therein, JPMorganChase Bank, as administrative agent, Comerica Bank, as floorplan agent, Bank One, NA, as documentation agent, and other lending institutions party thereto and any amendment, modification, renewal, extension, refinancing, refunding or replacement thereof.

                  "Senior Debt" means, with respect to any Person:

                  (1) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of such Person for reimbursement, indemnities and fees relating to, the Senior Credit Facility,

                  (2) the principal of (and premium, if any) and interest on Debt of such Person for money borrowed, whether Incurred on or prior to the Closing Date or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and

                  (3) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (1) and (2) above.

Notwithstanding the foregoing, the following shall not constitute Senior Debt:

                  (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is on a parity with, or is not superior in right of payment to, the Notes or, in the case of a Subsidiary Guarantor, a Subsidiary Guarantee,

                  (2) any Debt which is subordinated in right of payment in any respect to any other Debt of such Person, other than Debt under the Senior Credit Facility that is subordinated to other Debt under the Senior Credit Facility solely by reason of priority being granted under the Senior Credit Facility to "swingline", overdraft of similar tranches of Debt,

                  (3)      Debt evidenced by the Notes or a Subsidiary
                           Guarantee,

                  (4) any Debt owed to a Person when such Person is a Subsidiary of such Person

                  (5) any obligation of such Person with respect to any Capital Stock of such Person,

                  (6) that portion of any Debt which is Incurred in violation of the Indenture,

                  (7) Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person,

                  (8) any liability for federal, state, local or other taxes owed or owing by such Person,

                  (9) any Debt for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Debt consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term Senior
                           Debt),

                  (10) Debt of or amounts owed by such Person for compensation to employees or for services rendered, and

                  (11) Debt issued as a dividend on, or in redemption of or exchange for, Capital Stock of such Person.

                  "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries, represents 10% or more of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company's consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

                  "Special Interest" means all special or additional interest then owing on the Notes pursuant to the applicable Registration Rights Agreement.

                  "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent:

                  (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists;

                  (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

                  (3)      such Debt may not

                           (A) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or

                           (B) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control").

                  "Subsidiary" of any Person means:

                  (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

                  (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                  "2009 Notes" means the Company's 10-7/8% Senior Subordinated Notes due March 1, 2009 outstanding on the Closing Date.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary designated as such by the Board of Directors as set forth below where

                           (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such
                                    Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

                           (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another

                                    Unrestricted Subsidiary) to declare a
                                    default on such other Debt or cause the
                                    payment thereof to be accelerated or payable prior to its final scheduled maturity and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of its Investment in such Subsidiary pursuant to Section 3.02 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  (a) Certain other capitalized terms used in this Supplemental Indenture are defined in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix").

SECTION 1.02 TO BE READ WITH ORIGINAL INDENTURE

                  The Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and this Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture and this Supplemental Indenture were contained in one instrument.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01 DESIGNATION

                  There is hereby authorized to be issued under the Original Indenture a series of Securities designated as "8.25% Senior Subordinated Notes due August 15, 2013".

SECTION 2.02 INITIAL LIMIT OF AGGREGATE PRINCIPAL AMOUNT

                  The aggregate principal amount of Notes that may be authenticated and delivered on the Closing Date shall be limited to $150,000,000.

                  Other provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made part of this Supplemental Indenture.

SECTION 2.03 SUBSIDIARY GUARANTEES.

                           (a)      Subject to the provisions of this Section
2.03, the Notes shall have the benefit of the Subsidiary Guarantees.

                           (b)      All of the Subsidiaries of the Company as of
the Closing Date, except for Group 1 Automotive Reinsurance, Ltd. and Group 1 Automotive Reinsurance TWO, Ltd., both companies incorporated in the Nevis Islands, shall be Subsidiary Guarantors.

                           (c)      In lieu of the conditions contained in
clauses (i)-(iii) of Section 1304 of the Original Indenture for release of Subsidiary Guarantors from their Subsidiary Guarantees, a Subsidiary Guarantor of the Notes shall be released and discharged of its obligations under its Subsidiary Guarantee and under Article Thirteen of the Original Indenture:

                                    (i)      in connection with any sale or
         other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 3.06 of this Supplemental Indenture;

                                    (ii)     in connection with any sale of all
         of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Section 3.06 of this Supplemental Indenture;

                                    (iii)    upon the Legal Defeasance or
         Covenant Defeasance of the Notes in accordance with the terms of the Indenture; or

                                    (iv)     if the Company designates such
         Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

                           (d)      Notwithstanding the provisions of Article
1305 of the Original Indenture, the Company shall not be required to cause any domestic Subsidiary of the Company that becomes a Subsidiary after the date of the Original Indenture to become a Subsidiary Guarantor except as provided in this Section 2.03(d). Any domestic

Restricted Subsidiary which Incurs any Debt shall, simultaneously with such Incurrence (or, if the domestic Restricted Subsidiary has outstanding Debt at the time of its creation or acquisition, at the time of such creation or acquisition), become a Subsidiary Guarantor (if it is not already such) by executing and delivering a supplemental indenture as provided in Section 1305 of the Original Indenture.

SECTION 2.04 SUBORDINATION

                  The definitions of Senior Debt and Designated Senior Debt which shall apply to the Notes and the Subsidiary Guarantees of the Notes are set forth in Section 1.01 hereof.

SECTION 2.05 DATE OF PAYMENT OF PRINCIPAL

                  The principal of the Notes shall be payable on August 15, 2013.

SECTION 2.06 INTEREST

                           (a)      In addition to any Special Interest that may
be payable pursuant to Section 2.14 of this Supplemental Indenture, the Notes shall bear interest at the rate of 8.25% per annum; provided, that any principal and premium and any installment of interest which is overdue shall bear interest at the rate of 9.25% per annum (to the extent that the payment of such interest shall be legally enforceable).

                           (b)      The Interest Payment Dates on which interest
shall be payable in respect of the Notes shall be February 15 and August 15 in each year, commencing February 15, 2004 in the case of the Initial Notes issued on the Closing Date.

                           (c)      The Regular Record Dates for interest in
respect of the Notes shall be February 1 and August 1 (whether or not a Business
Day) in respect of the interest payable on February 15 and August 15, respectively.

SECTION 2.07 PLACE OF PAYMENT

                  Payments of the principal, premium, if any, and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for the Notes. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Security Registrar, which on the date hereof is located at 45 Broadway, 12th Floor, New York, New York 10002.

SECTION 2.08 REDEMPTION

                           (a)      The Notes may be redeemed at the election of
the Company from time to time in the event that on or before August 15, 2006 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option and from time to time, use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture; provided, however, that at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 90 days of any such sale at a Redemption Price of 108.25% of the principal amount of the Notes, together with accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                           In the case of any redemption pursuant to this
Section 2.08(a), in addition to the requirements of Section 1102 of the Original Indenture the Company shall also furnish the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company so to redeem have occurred or been satisfied. In addition to the information specified in Section 1104 of the Original Indenture, the notice of redemption shall include a brief statement setting forth the Company's right to effect such redemption and the Company's basis therefor.

                           (b)      Prior to August 15, 2008, the Company may
redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                           (1)      100% of the principal amount thereof; or

                           (2) the present value, as determined by an Independent Investment Banker, of

                                    (A)      104.125% of the principal amount of
                           the Notes being redeemed calculated as of August 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

                                    (B)      all required interest payments due
                           on such Notes through August 15, 2008 (excluding accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
                           Date).

                           (c)      The Notes further may be redeemed at the
election of the Company, as a whole or from time to time in part, at any time on or after August 15, 2008, at the Redemption Prices specified in the form of Note attached hereto as Exhibit 1 or Exhibit A to the Appendix, together with accrued interest to but excluding the

Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

SECTION 2.09 DEFEASANCE

                  The Notes shall be defeasible pursuant to both of Section 1502 and Section 1503 of the Original Indenture; provided, however, that the covenant provided pursuant to Section 3.09 of this Supplemental Indenture shall not be subject to Covenant Defeasance.

SECTION 2.10 FORM

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The terms of the Notes set forth in the Appendix are part of the terms of this Supplemental Indenture.

SECTION 2.11 ADDITIONAL EVENTS OF DEFAULT

                  (a)      In addition to the Events of Default contained in
Section 501 of the Original Indenture, the following will constitute an Event of Default with respect to the Notes:

                  (1) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase under Section 3.06 or 3.09 when due and payable;

                  (2)      failure to perform or comply with the provisions of
                           Section 3.12 of this Supplemental Indenture.

                  (b) The references in Section 501 of the Original Indenture to any "Significant Subsidiary" shall be deemed, insofar as they relate to the Notes, to be references to a Significant Restricted Subsidiary as defined in this Supplemental Indenture.

SECTION 2.12 ADDITIONAL COVENANTS

                  The covenants contained in Article Three of this Supplemental Indenture shall apply to the Notes in addition to the covenants contained in Article Ten of the Original Indenture.

SECTION 2.13 ISSUANCE OF ADDITIONAL NOTES

                  The Company shall be entitled, subject to its compliance with
Section 3.01, to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Initial Notes issued on the Closing Date, other than with respect to the date of issuance and the initial Interest Payment Date. The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase.

                  With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers' Certificate, each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

                  (2) the issue date and the CUSIP number and corresponding ISIN of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

                  (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A to the Appendix.

SECTION 2.14 SPECIAL INTEREST

                  (a) The Company shall pay Special Interest on the Notes in accordance with the terms of the Notes and the applicable Registration Rights Agreement. The Company shall notify the Trustee of the amount of any Special Interest that may become payable on the Notes in advance of the relevant Interest Payment Date.

                  (b) All references to "interest" in this Supplemental Indenture and, insofar as they pertain to the Notes, in the Original Indenture shall be deemed to include Special Interest.

SECTION 2.15 DEPOSITORY; GLOBAL NOTES

                  As provided in the Appendix, the Initial Notes issued on the Closing Date shall be represented by one or more Global Notes. The Depository for the Global Notes shall be The Depository Trust Company, 55 Water Street, New York, New York 10004.

SECTION 2.16 CUSIP NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                  ADDITIONAL COVENANTS APPLICABLE TO THE NOTES

SECTION 3.01 LIMITATION ON DEBT

                  The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Restricted Subsidiary (but not any Restricted Subsidiary that is not a Subsidiary Guarantor) may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.

                  Notwithstanding the foregoing limitation, the following Debt may be Incurred.

                           (a)      Debt of the Company or any Subsidiary
Guarantor, other than Floor Plan Debt, under the Senior Credit Facility in an aggregate principal amount at any one time not to exceed the greater of $200 million or 25% of the Company's Consolidated Net Tangible Assets at the time of such Incurrence;

                           (b)      Debt of the Company or any Restricted
Subsidiary consisting of Floor Plan Debt or Guarantees of Floor Plan Debt of the Company;

                           (c)      Debt owed by the Company to any Restricted
Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that:

                                    (i)      any such Debt owing by the Company
         to a Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and

                                    (ii)     upon either the transfer or other
         disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (c) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

                           (d)      Debt consisting of the Notes (other than the
Additional Notes), the Subsidiary Guarantees and Guarantees by Restricted Subsidiaries of any Debt Incurred to refinance or refund the Notes;

                           (e)      Debt of the Company or any of its Restricted
Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (e), not to exceed, at any time outstanding, $20 million;

                           (f)      Debt of the Company or any Restricted
Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

                           (g)      Debt which is exchanged for or the proceeds
of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"),

                                    (i)      the Notes,

                                    (ii)     outstanding Debt that is not
         described in any other clause hereof that was outstanding as of the Closing Date (other than the 2009 Notes),

                                    (iii)    outstanding Debt Incurred pursuant
         to the first paragraph of this Section 3.01, and

                                    (iv)     Debt previously Incurred pursuant
         to this clause (g),

         in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

                                             (1)      Debt the proceeds of which
         are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, shall only be permitted if (A) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt is made pari passu to the Notes or the Subsidiary Guarantees, as the case may be, or subordinated to the Notes or the Subsidiary Guarantees, as the case may be, and (B) in the case of any refinancing of Debt which is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt constitutes Debt that is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Debt being refinanced;

                                             (2)      the refinancing Debt by
         its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (A) does not have an Average Life that is less than the remaining Average Life of the Debt being refinanced and
         (B) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those contained in Section 3.06 or Section 3.09 hereof;

                                             (3)      in the case of any
         refinancing of Debt of the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt of a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and

                                             (4)      in the case of any
         refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary; and

                           (h)      Debt of the Company or any Subsidiary
Guarantor not otherwise permitted to be Incurred pursuant to clauses (a) through
(g) above, which, together with any other outstanding Debt Incurred pursuant to this clause (h), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt has an aggregate principal amount not in excess of $30 million at any time outstanding.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this Section 3.01:

                  (1) in the event that Debt meets the criteria of more than one of the types of Debt described in the first and second paragraphs of this Section 3.01, the Company, in its sole discretion, will classify such item of Debt on the date of incurrence (or later classify or reclassify such Debt, in its sole discretion) and only be required to include the amount and type of such Debt in one of such clauses;

                  (2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

                  (3) the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

                  (4) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt;

                  (5) any Receivables Sale shall be the amount for which there is recourse to the seller; and

                  (6) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles.

                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an incurrence of Debt for purposes of this Section 3.01.

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 3.01, the maximum amount of Debt that the Company may Incur pursuant to this Section 3.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 3.02 LIMITATION ON RESTRICTED PAYMENTS

                  The Company:

                           (a)      may not, and may not permit any Restricted
Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof (in their capacity as holders of Capital Stock), other than

                                    (i)      any dividends or distributions by
         the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

                                    (ii)     in the case of a Restricted
         Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or pro rata dividends or distributions,

                           (b)      may not, and may not permit any Restricted
Subsidiary to, purchase, redeem, or otherwise acquire or retire for value

                                    (i)      any Capital Stock of the Company or
         any Restricted Subsidiary or

                                    (ii)     any options, warrants or other
         rights to acquire shares of Capital Stock of the Company or any Restricted Subsidiary but excluding any debt securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary, except, in the case of Capital Stock of a Restricted Subsidiary, from the Company or a Restricted Subsidiary;

                           (c)      may not make, or permit any Restricted
Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto, other than a Permitted Investment; and

                           (d)      may not, and may not permit any Restricted
Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company or any Subsidiary Guarantor which is subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (each of clauses (a) through (d) being a "Restricted Payment") unless:

                                    (i)      no Event of Default, or an event
         that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment,

                                    (ii)     the Company could Incur at least
         $1.00 of additional Debt pursuant to the terms of the first paragraph of Section 3.01 hereof, calculating the Consolidated Cash Flow Coverage Ratio on a pro forma basis to give effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period if such pro forma effect would affect the calculation of the Consolidated Cash Flow Coverage Ratio, and

                                    (iii)    upon giving effect to such
         Restricted Payment, the aggregate of all Restricted Payments from the Closing Date does not exceed the sum of:

                                             (1)      50% of cumulative
         Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since July 1, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

                                             (2)      100% of the aggregate net
         cash proceeds received by the Company (x) after the Closing Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and (y) related to Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company after the Closing Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                                             (3)      an amount equal to the net
         reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Closing Date, in any Person subject to clause (c) above upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

                  Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

                           (a)      the Company and any Restricted Subsidiary
may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

                           (b)      the Company may refinance any Debt otherwise
permitted by clause (g) of the second paragraph of Section 3.01 hereof or redeem, acquire or retire any Debt solely in exchange for, by conversion into or with the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                           (c)      the Company may purchase, redeem, acquire or
retire any shares of Capital Stock of the Company solely in exchange for, by conversion into or with the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                           (d)      the Company may purchase or redeem any Debt
from Net Available Proceeds to the extent permitted by Section 3.06 hereof; and

                           (e)      the Company may acquire shares of its
Capital Stock in connection with the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise;

                           (f)      the Company may acquire shares of its
Capital Stock pursuant to equity repurchases from present or former directors or employees in an amount of up to $2 million per year; and

                           (g)      the Company may make other Restricted
Payments since the Closing Date in an aggregate in amount not to exceed $35 million.

Any payment made pursuant to clause (a) or (f) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph and the amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (b) or (c) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (iii)(2) above.

SECTION 3.03 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

                  The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

                           (a)      to pay dividends (in cash or otherwise) or
make any other distributions in respect of its Capital Stock owned by the Company or any other

Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

                           (b)      to make loans or advances to the Company or
any other Restricted Subsidiary; or

                           (c)      to transfer any of its property or assets to
the Company or any other Restricted Subsidiary.

                  Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

                           (a)      imposed pursuant to any agreement in effect
on the Closing Date (including the Senior Credit Facility);

                           (b)      imposed pursuant to an agreement relating to
any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the Closing Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, provided that the Incurrence of such Debt is permitted by Section 3.01 hereof;

                           (c)      imposed pursuant to an agreement effecting a
renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement the subject thereof;

                           (d)      in the case of a restriction described in
clause (c) of the preceding paragraph, contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement;

                           (e)      in the case of a restriction described in
clause (c) of the preceding paragraph, consisting of customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

                           (f)      contained in a franchise or other agreement
entered into in the ordinary course of business with an automobile manufacturer and which has terms reasonably customary for such agreements between or among such automobile manufacturer, its dealers and/or the owners of such dealers;

                           (g)      with respect to a Restricted Subsidiary,
imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned; or

                           (h)      in bona fide contracts for the sale of any
property or assets; or

                           (i)      if such encumbrance or restriction is the
result of applicable laws or regulations.

SECTION 3.04 LIMITATION ON RANKING OF CERTAIN DEBT

                  The Company:

                           (a)      may not Incur any Debt which by its terms is
both subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes;

                           (b)      may not permit any Subsidiary Guarantor to
Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

                           (c)      may not permit any Restricted Subsidiary to
Guarantee any Debt of the Company that is subordinate in right of payment to the Notes unless:

                                    (i)      the Guarantee by such Restricted
         Subsidiary of such other Debt shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Debt of the Company is subordinated to the Notes and

                                    (ii)     such Restricted Subsidiary waives,
         and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of such other Debt of the Company until the Notes have been paid in full.

For purposes of this Supplemental Indenture, no Debt shall be deemed subordinate in right of payment to any other Debt solely by reason of such other Debt having the benefit of a security interest.

SECTION 3.05 LIMITATION ON LIENS SECURING PARI PASSU OR SUBORDINATED DEBT

                  The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt that is expressly by its terms pari passu, subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of a Restricted Subsidiary without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes or such Restricted Subsidiary's Subsidiary Guarantee (1) in the event such Debt is pari passu with the Notes or such Subsidiary Guarantee, equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (2) in the event such Debt is subordinate in right of payment to the Notes or such Subsidiary Guarantee, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

SECTION 3.06 LIMITATION ON ASSET DISPOSITIONS

                  (a) The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

                           (i)      the Company or the Restricted Subsidiary, as
the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a Board Resolution of the Company;

                           (ii)     at least 75% of the consideration for such
disposition consists of:

                                    (1)      or Cash Equivalents;

                                    (2)      the assumption of Debt of the
         Company or such Restricted Subsidiary (other than Debt that is subordinated to the Notes or such Restricted Subsidiary's Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

                                    (3)      Replacement Assets; or

                                    (4)      a combination of the foregoing;

provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received); and

                  (b) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in Replacement Assets, are applied within 360 days of such disposition:

                           (i) first, to the permanent repayment or reduction of Senior Debt of the Company or any Subsidiary Guarantor then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (ii) following,

                           (ii) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the Purchase Date and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes ("Pari Passu Debt") at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase,

                           (iii) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof, and

                           (iv) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

Notwithstanding the foregoing, the Company shall not be required to make an Offer to Purchase pursuant to clause (b)(ii) above if the remaining Net Available Proceeds after giving effect to the application permitted by clause
(b)(i) is less than $10 million.

                  (c) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 3.06(b) not more than 360 days after consummation of the Asset Disposition referred to in Section 3.06(a), subject to the provisions of the final sentence of Section 3.06(b). The aggregate principal amount of the Notes (and any other Pari Passu Debt) to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to clause (b)(ii) of this Section 3.06 (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

         The Company shall not be entitled to any credit against its obligations in connection with any Offer to Purchase made pursuant to this Section 306 for the principal amount of any Notes acquired by the Company otherwise than pursuant to such Offer to Purchase.

                  (d) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 3.06, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, including, if any consideration consists of Replacement Assets or any amounts are invested in Replacement Assets, the actual assets acquired and a statement indicating the relationship of such assets to the business of the Company and (iii) the compliance of such allocation with the provisions of Section 3.06(a).

                  The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Notes or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 3.07 [INTENTIONALLY OMITTED]

                  This Section 3.07 has been intentionally omitted from this Supplemental Indenture.

SECTION 3.08 TRANSACTIONS WITH AFFILIATES

                  The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $5 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution of the Company filed with the Trustee. For any transaction that involves in excess of $15 million, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company, which opinion shall be filed with the Trustee.

                  The foregoing requirements shall not apply to:

                           (a)      any transaction pursuant to agreements in
effect on the Closing Date;

                           (b)      any employment agreement or employee benefit
arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

                           (c)      transactions between or among the Company
and/or its Restricted Subsidiaries;

                           (d)      payment of reasonable directors fees to
Persons who are not otherwise employees of the Company;

                           (e)      indemnities of officers, directors and
employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

                           (f)      any Restricted Payment that is permitted to
be made by Section 3.02 hereof; and

                           (g)      written agreements entered into or assumed
in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions.

                  Notwithstanding the foregoing, the requirements set forth in the third sentence of the first paragraph of this Section 3.08 relating to an opinion from a nationally recognized expert shall not apply to leases of property or equipment entered into in the ordinary course of business.

SECTION 3.09 CHANGE OF CONTROL

                           (a)      Upon the occurrence of a Change of Control
each Holder of a Note shall have the right to have such Note repurchased by the Company on the terms and conditions precedent set forth in this Section 3.09 and the Indenture. The Company shall, within 30 days following the occurrence of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Notes or one or more Predecessor Securities registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 of the Original Indenture). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

                           (b)      The Company and the Trustee shall perform
their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 3.10 PAYMENTS FOR CONSENT

                  The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture, the Original Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 3.11 PROVISION OF FINANCIAL INFORMATION

                  Whether or not the Company is required to be subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event:

                                    (i)      within 15 days of each Required
         Filing Date transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and file with the Trustee, copies (without exhibits) of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section

         13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and

                                    (ii)     if filing such documents by the
         Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder and the Trustee.

SECTION 3.12 MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

                  In addition to conditions set forth in Section 801 of the Original Indenture, the Company shall not, in a single transaction or a series of related transactions: (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets unless:

                           (a)      immediately before and after giving pro
forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

                           (b)      except in the case of any such consolidation
or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (or the Successor Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 3.01 hereof; and

                           (c)      if, as a result of any such transaction,
property or assets of the Company or a Restricted Subsidiary would become subject to a Lien prohibited by the provisions of Section 3.05 hereof, the Company and/or such Restricted Subsidiary or the Successor Company shall have secured the Notes or such Restricted Subsidiary's Subsidiary Guarantee, as applicable, as required by Section 3.05.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                            THE COMPANY:

                                            GROUP 1 AUTOMOTIVE, INC.

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name: Scott L. Thompson
                                            Title: Executive Vice President

                                            SUBSIDIARY GUARANTORS:

                                            GROUP 1 REALTY, INC.
                                            GROUP 1 FL HOLDINGS, INC.

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: President

                                            BOB HOWARD AUTOMOTIVE-EAST, INC.
                                            BOB HOWARD AUTOMOTIVE-H, INC.
                                            BOB HOWARD CHEVROLET, INC.
                                            BOB HOWARD DODGE, INC.
                                            BOB HOWARD MOTORS, INC.
                                            BOB HOWARD NISSAN, INC.
                                            BOHN HOLDINGS-DC, INC.
                                            BOHN HOLDINGS-F, INC.
                                            BOHN HOLDINGS-GM, INC.
                                            BOHN HOLDINGS-S, INC.
                                            CASA CHEVROLET INC.
                                            CASA CHRYSLER PLYMOUTH JEEP INC.
                                            DANVERS-DC, INC.
                                            DANVERS-DCII, INC.
                                            DANVERS-DCIII, INC.
                                            DANVERS-GM, INC.
                                            DANVERS-N, INC.
                                            DANVERS-NII, INC.
                                            DANVERS-S, INC.
                                            DANVERS-SU, INC.
                                            DANVERS-T, INC.
                                            DANVERS-TII, INC.
                                            DANVERS-TL, INC.
                                            FMM, INC.

                                      GPI ATLANTA-F, INC.
                                      GPI ATLANTA-FLM, INC.
                                      GPI ATLANTA-FLM II, INC.
                                      GPI ATLANTA-T, INC.
                                      GROUP 1 ASSOCIATES, INC.
                                      HARVEY-T, INC.
                                      HIGHLAND AUTOPLEX, INC.
                                      HOWARD FORD, INC.
                                      HOWARD PONTIAC-GMC, INC.
                                      HOWARD-DC, INC.
                                      HOWARD-DCII, INC.
                                      HOWARD-GM, INC.
                                      HOWARD-GMII, INC.
                                      HOWARD-GMIII, INC.
                                      HOWARD-H, INC.
                                      HOWARD-HA, INC.
                                      HOWARD-FLM, INC.
                                      HOWARD-SB, INC.
                                      HOWARD-SI, INC.
                                      JIM TIDWELL FORD, INC.
                                      LUBY CHEVROLET CO.
                                      MIKE SMITH AUTOMOTIVE-H, INC.
                                      MIKE SMITH AUTOMOTIVE-N, INC.
                                      MIKE SMITH AUTOPLAZA, INC.
                                      MIKE SMITH AUTOPLEX BUICK, INC.
                                      MIKE SMITH AUTOPLEX DODGE, INC.
                                      MIKE SMITH AUTOPLEX, INC.
                                      MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
                                      MIKE SMITH AUTOPLEX-V, INC.
                                      MIKE SMITH GM, INC.
                                      MIKE SMITH IMPORTS, INC.
                                      MIKE SMITH MOTORS, INC.
                                      MILLBRO, INC.
                                      MILLER AUTOMOTIVE GROUP, INC.
                                      MILLER FAMILY COMPANY, INC.
                                      MILLER IMPORTS, INC.
                                      MILLER INFINITI, INC.
                                      MILLER MOTORS VAN NUYS, INC.
                                      MILLER NISSAN, INC.
                                      MILLER-NII, INC.
                                      PERIMETER FORD, INC.

                                          SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                                          By: /s/ Scott L. Thompson
                                              ________________________________
                                          Name:  Scott L. Thompson
                                          Title: Vice President


                                          AMARILLO MOTORS-C, LTD.
                                          AMARILLO MOTORS-F, LTD.
                                          AMARILLO MOTORS-FM, LTD.
                                          AMARILLO MOTORS-J, LTD.
                                          AMARILLO MOTORS-SM, LTD.
                                          CHAPERRAL DODGE, LTD.
                                          COLONIAL CHRYSLER-PLYMOUTH, LTD.
                                          GPI, LTD.
                                          KUTZ-DC, LTD.
                                          KUTZ-N, LTD.
                                          LUBBOCK MOTORS, LTD.
                                          LUBBOCK MOTORS-F, LTD.
                                          LUBBOCK MOTORS-S, LTD.
                                          LUBBOCK MOTORS-SH, LTD.
                                          LUBBOCK MOTORS-T, LTD.
                                          MAXWELL CHRYSLER DODGE JEEP, LTD.
                                          MAXWELL FORD, LTD.
                                          MAXWELL-G, LTD.
                                          MAXWELL-N, LTD.
                                          MAXWELL-NII, LTD.
                                          MAXWELL-SM, LTD.
                                          MCCALL-H, LTD.
                                          MCCALL-HA, LTD.
                                          MCCALL-N, LTD.
                                          MCCALL-T, LTD.
                                          MCCALL-TII, LTD.
                                          MCCALL-TL, LTD.
                                          PRESTIGE CHRYSLER NORTHWEST, LTD.
                                          PRESTIGE CHRYSLER SOUTH, LTD.
                                          ROCKWALL AUTOMOTIVE-DCD, LTD.

                                            ROCKWALL AUTOMOTIVE-F, LTD.

                                            By: GROUP 1 ASSOCIATES, INC.,
                                                as general partner

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            GROUP 1 HOLDINGS-DC, L.L.C.
                                            GROUP 1 HOLDINGS-F, L.L.C.
                                            GROUP 1 HOLDINGS-GM, L.L.C.
                                            GROUP 1 HOLDINGS-H, L.L.C.
                                            GROUP 1 HOLDINGS-N, L.L.C.
                                            GROUP 1 HOLDINGS-S, L.L.C.
                                            GROUP 1 HOLDINGS-T, L.L.C.

                                            By: GROUP 1 AUTOMOTIVE, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Executive Vice President

                                            COURTESY FORD, LLC
                                            GULF BREEZE FORD, LLC
                                            KEY FORD, LLC
                                            KOONS FORD, LLC

                                            By: GROUP 1 FL HOLDINGS, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: President

                                            BOHN-DC, LLC

                                            By: BOHN HOLDINGS-DC, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            BOHN-FII, LLC
                                            BOHN-FIII, LLC
                                            HARVEY FORD, LLC
                                            HARVEY-FLM, LLC

                                            By: BOHN HOLDINGS-F, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            HARVEY GM, LLC

                                            By: BOHN HOLDINGS-GM, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            HARVEY SM, LLC

                                            By: BOHN HOLDINGS-S, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            HARVEY OPERATIONS-T, LLC

                                            By: HARVEY-T, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            IRA AUTOMOTIVE GROUP, LLC

                                            By: DANVERS-T, INC.,
                                                as sole member

                                            By: /s/ Scott L. Thompson
                                                ________________________________
                                            Name:  Scott L. Thompson
                                            Title: Vice President

                                            GROUP 1 LP INTERESTS-F, INC.
                                            GROUP 1 LP INTERESTS-DC, INC.
                                            GROUP 1 LP INTERESTS-T, INC.
                                            GROUP 1 LP INTERESTS-GM, INC.
                                            GROUP 1 LP INTERESTS-H, INC.
                                            GROUP 1 LP INTERESTS-S, INC.
                                            GROUP 1 LP INTERESTS-N, INC.

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President

                                            DELAWARE ACQUISITION-DC, LLC

                                            By: GROUP 1 LP INTERESTS-DC, INC.,
                                                as sole member

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

                                            DELAWARE ACQUISITION-F, LLC

                                            By: GROUP 1 LP INTERESTS-F, INC.,
                                                as sole member

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

                                            DELAWARE ACQUISITION-GM, LLC

                                            By: GROUP 1 LP INTERESTS-GM, INC.,
                                                as sole member

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

                                            DELAWARE ACQUISITION-N, LLC

                                            By: GROUP 1 LP INTERESTS-N, INC.,
                                                as sole member

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

                                            DELAWARE ACQUISITION-T, LLC

                                            By: GROUP 1 LP INTERESTS-T, INC.,
                                                as sole member

                                            By: /s/ Mathew J. Baer
                                                ________________________________
                                            Name:  Mathew J. Baer
                                            Title: President and Secretary

                                            TRUSTEE:

                                            WELLS FARGO BANK, N.A.,
                                              as Trustee

                                            By: /s/ Melissa Scott
                                                ________________________________
                                            Name:   Melissa Scott
                                            Title:  Vice President

                                                                     Exhibit 4.7

                                                 RULE 144A/REGULATION S APPENDIX

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

1.       Definitions

         1.1      Definitions.

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

         "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Euroclear" means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

         "Exchange Notes" means (1) the 8.25% Senior Subordinated Notes due August 15, 2013 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

         "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Closing Date, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

         "Initial Notes" means (1) $150 million aggregate principal amount of 8.25% Senior Subordinated Notes due August 15, 2013 issued on the Closing Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

         "Notes" means the Initial Notes, the Additional Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

         "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

         "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to an Initial Purchaser to issue and deliver to such Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

         "Private Exchange Notes" means any 8.25% Senior Subordinated Notes due August 15, 2013 issued in connection with a Private Exchange.

         "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Initial Closing Date, the Purchase Agreement dated August 8, 2003 among the Company, the Subsidiary Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Registration Rights Agreement" means (1) with respect to the Initial Notes issued on the Closing Date, the Registration Rights Agreement dated as of August 13, 2003 among the Company, the Subsidiary Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

         "Securities Act" means the Securities Act of 1933.

         "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

         "Transfer Restricted Securities" means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.

         1.2      Other Definitions.

                Term                        Defined in Section:
                ----                        -------------------
"Agent Members"..........................         2.1(b)
"Global Note"............................         2.1(a)
"Regulation S"...........................         2.1(a)
"Restricted Global Note".................         2.1(a)
"Rule 144A"..............................         2.1(a)

2.       The Notes.

         2.1 (a) Form and Dating. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in a Purchase Agreement, and Private Exchange Notes, as provided in a Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global Notes legend and restricted Notes legend set forth in Exhibit 1 hereto (each, a "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the 40th day after the Initial Issuance Date, beneficial interests in the Restricted Global Note representing Initial Notes sold in reliance on Regulation S may only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons (as defined in Regulation S) shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global Notes legend set forth in Exhibit 1 hereto) or in certificated form as provided in Section 2.4 of this Appendix. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as "Global Notes".

         For the avoidance of doubt, the Company agrees that no Private Exchange Notes shall be issuable in relation to the Initial Notes issued on the Closing Date, inasmuch as the initial Registration Rights Agreement makes no provision for Private Exchange Notes.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (c)      Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.

         2.2      Authentication. The Trustee shall authenticate and deliver:
(1) on the Closing Date, an aggregate principal amount of $150 million 8.25% Senior Subordinated Notes due August 15, 2013, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order given pursuant to Section 303 of the Original Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon delivery to the Trustee of a Company Order. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of this Supplemental Indenture, shall certify that such issuance is in compliance with Section 3.01 of this Supplemental Indenture.

         2.3      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth in this Appendix, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Security Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to Section
         2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another exemption from registration under the Securities Act) and such other procedures as may from time to time be adopted by the Company.

         (b)      Legend.

                  (i)      Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY

         BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED TO INDEMNIFY THE ISSUER AND THE SUBSIDIARY GUARANTORS AGAINST CERTAIN LOSSES ARISING OUT OF INFORMATION FURNISHED IN WRITING BY THE HOLDER OF THIS NOTE FOR INCLUSION IN ANY SHELF REGISTRATION STATEMENT UNDER THE CIRCUMSTANCES CONTEMPLATED BY THE REGISTRATION RIGHTS AGREEMENT.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                  (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global Notes legend and the Restricted Notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

         (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

         (d)      Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Security Registrar's request.

                  (ii) Prior to the due presentation for registration of transfer of any Note, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Special Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

                  (iii) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture (including, without limitation, accrued but unpaid interest) as the Notes surrendered upon such transfer or exchange.

         (e)      No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4      Certificated Notes.

         (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with
Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and in either event a successor Depository is not appointed by the Company within 90 days of such notice, (ii) such Global Note is (a) held for the account of Euroclear or Clearstream and (b) Euroclear or Clearstream, as the case may be, (1) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (2) announces an intention permanently to cease business or does in fact do so or (iii) an Event of Default with respect to the Notes has occurred and is continuing and DTC notifies the Trustee of its decision to exchange such Global Note, or (iv) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

         (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository or the Notes Custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Note or Private Exchange Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted Notes legend set forth in Exhibit 1 hereto.

         (c) Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and

Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                    EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            [Restricted Notes Legend]

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER

OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED TO INDEMNIFY THE ISSUER AND THE SUBSIDIARY GUARANTORS AGAINST CERTAIN LOSSES ARISING OUT OF INFORMATION FURNISHED IN WRITING BY THE HOLDER OF THIS NOTE FOR INCLUSION IN ANY SHELF REGISTRATION STATEMENT UNDER THE CIRCUMSTANCES CONTEMPLATED BY THE REGISTRATION RIGHTS AGREEMENT.

                            GROUP 1 AUTOMOTIVE, INC.

No.                                                                    $

                                                                       CUSIP No.
                                                                        ISIN No.

               8.25% Senior Subordinated Note due August 15, 2013

         Group 1 Automotive, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of _______ Dollars on August 15, 2013 [or such greater or lesser amount as may be indicated on Schedule A hereto].(1)

         Interest Payment Dates:  February 15 and August 15.

         Regular Record Dates:  February 1 and August 1.

         Additional provisions of this Note are set forth on the other side of this Note.

                                             GROUP 1 AUTOMOTIVE, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A.,
  as Trustee, certifies that
  this is one of the Notes
  referred to in the Indenture.

By__________________________________
        Authorized Signatory

Dated: ________________________

------------------------
(1) If this Note is a Global Note, add this provision.

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                      8.25% Senior Note due August 15, 2013

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Group 1 Automotive, Inc., a Delaware corporation (the "Company"), promises (i) to pay interest on the principal amount of this Note at 8.25% per annum from August 13, 2003 until maturity, provided that any principal and premium, and any installment of interest, which is overdue shall bear interest at the rate of 9.25% per annum (to the extent that the payment of such interest shall be legally enforceable), and (ii) to pay the Special Interest payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes and Special Interest to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (each a "Regular Record Date") next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any. The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company may act in any such capacity.

         4. Indenture. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture dated as of August 13, 2003 ("Original Indenture") among the Company, the Subsidiary Guarantors and the Trustee, as supplemented and amended by the First Supplemental Indenture of even date (the "Supplemental Indenture"). The Original Indenture, as so supplemented and amended, is referred to herein as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior unsecured obligations of the Company limited to $150,000,000 aggregate principal amount in the case of Notes issued on the Closing Date.

         5.       Optional Redemption; Repurchases.

                  The Notes of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that on or before August 15, 2006 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture, provided, however, that at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 90 days of any such sale at a Redemption Price of 108.25% of the principal amount of the Notes, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Notes are further subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after August 15, 2008, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year              Redemption Price
----              ----------------
2008                  104.125%
2009                  102.750%
2010                  101.375%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  Prior to August 15, 2008, upon not less than 30 nor more than 60 days' notice by mail the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                           (1)      100% of the principal amount thereof; or

                           (2) the present value, as determined by an Independent Investment Banker, of

                                    (A)      104.125% of the principal amount of
                           the Notes being redeemed calculated as of August 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

                                    (B)      all required interest payments due
                           on such Notes through August 15, 2008 (excluding accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
                           Date).

                  The Notes are also subject to repurchase by the Company at the option of the Holders in the event of a Change of Control or following certain Asset Dispositions, all as provided in the Indenture.

                  In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         6. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this
Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         7. Subsidiary Guarantees. As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Note are guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         8.       Events of Default; Remedies, Etc.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         9. Amendments. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         10.      Transfer and Exchange of Notes.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         11. Owner. Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this
Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Defeasance and Discharge. The Notes are subject to Covenant Defeasance, Defeasance and satisfaction and discharge upon the terms and conditions specified in the Indenture.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights and Obligations of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of August 13, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers named on the signature page thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20. Successor Company. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Group 1 Automotive, Inc.
                  950 Echo Lane, Suite 100
                  Houston, Texas 77024
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________________         Your Signature: ________________________
                                        Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Company; or

         (2)      [ ]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or 904 under the Securities Act of 1933; or

         (5)      [ ]      pursuant to the exemption from registration provided
                           by Rule 144 under the Securities Act of 1933; or

         (6)      [ ]      to an institutional accredited investor in a
                           transaction exempt from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                             ___________________________________
                                             Signature

Signature Guarantee:

____________________________                 ___________________________________
Signature must be guaranteed                 Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

________________________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________       ______________________________________________
                                  Notice: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 306 or 309 of the Supplemental Indenture, check the box below:

           [ ] Section 306                        [ ] Section 309

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 306 or Section 309 of the Supplemental Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elect to have purchased: $____________

Date: ___________________     Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                               on the Note)

                              Soc. Sec. or Tax Identification No.: _____________

Signature Guarantee: ___________________________________
                       (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         [TO BE ATTACHED TO GLOBAL NOTE]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

            Amount of          Amount of       Principal Amount
           decrease in        increase in       of this Global       Signature of
         Principal Amount   Principal Amount    Note following    authorized officer
          of this Global     of this Global    such decrease or     of Trustee or
Date          Note               Note              increase        Notes Custodian
----     ----------------   ----------------   ----------------   ------------------

                              SUBSIDIARY GUARANTEE

                  For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein and to cover all the rights of the Trustee under Section 607 of the Original Indenture. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

                  Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, and the Subsidiary Guarantee of each Subsidiary Guarantor is issued subject to the provisions of the Indenture with respect thereto.

                  No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Subsidiary Guarantee is endorsed.

                  Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Note pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

                  This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

                  By delivery to the Trustee of a supplement to the Indenture referred to in the Note upon which this Subsidiary Guarantee is endorsed in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Notes will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Note upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

                  All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

                  Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                              GROUP 1 REALTY, INC.
                              GROUP 1 FL HOLDINGS, INC.

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: President

                              BOB HOWARD AUTOMOTIVE-EAST, INC.
                              BOB HOWARD AUTOMOTIVE-H, INC.
                              BOB HOWARD CHEVROLET, INC.
                              BOB HOWARD DODGE, INC.
                              BOB HOWARD MOTORS, INC.
                              BOB HOWARD NISSAN, INC.
                              BOHN HOLDINGS-DC, INC.
                              BOHN HOLDINGS-F, INC.
                              BOHN HOLDINGS-GM, INC.
                              BOHN HOLDINGS-S, INC.
                              CASA CHEVROLET INC.
                              CASA CHRYSLER PLYMOUTH JEEP INC.
                              DANVERS-DC, INC.
                              DANVERS-DCII, INC.
                              DANVERS-DCIII, INC.
                              DANVERS-GM, INC.
                              DANVERS-N, INC.
                              DANVERS-NII, INC.
                              DANVERS-S, INC.
                              DANVERS-SU, INC.
                              DANVERS-T, INC.
                              DANVERS-TII, INC.
                              DANVERS-TL, INC.
                              FMM, INC.
                              GPI ATLANTA-F, INC.
                              GPI ATLANTA-FLM, INC.
                              GPI ATLANTA-FLM II, INC.
                              GPI ATLANTA-T, INC.
                              GROUP 1 ASSOCIATES, INC.
                              HARVEY-T, INC.
                              HIGHLAND AUTOPLEX, INC.
                              HOWARD FORD, INC.
                              HOWARD PONTIAC-GMC, INC.
                              HOWARD-DC, INC.
                              HOWARD-DCII, INC.

                              HOWARD-GM, INC.
                              HOWARD-GMII, INC.
                              HOWARD-GMIII, INC.
                              HOWARD-H, INC.
                              HOWARD-HA, INC.
                              HOWARD-FLM, INC.
                              HOWARD-SB, INC.
                              HOWARD-SI, INC.
                              JIM TIDWELL FORD, INC.
                              LUBY CHEVROLET CO.
                              MIKE SMITH AUTOMOTIVE-H, INC.
                              MIKE SMITH AUTOMOTIVE-N, INC.
                              MIKE SMITH AUTOPLAZA, INC.
                              MIKE SMITH AUTOPLEX BUICK, INC.
                              MIKE SMITH AUTOPLEX DODGE, INC.
                              MIKE SMITH AUTOPLEX, INC.
                              MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
                              MIKE SMITH AUTOPLEX-V, INC.
                              MIKE SMITH GM, INC.
                              MIKE SMITH IMPORTS, INC.
                              MIKE SMITH MOTORS, INC.
                              MILLBRO, INC.
                              MILLER AUTOMOTIVE GROUP, INC.
                              MILLER FAMILY COMPANY, INC.
                              MILLER IMPORTS, INC.
                              MILLER INFINITI, INC.
                              MILLER MOTORS VAN NUYS, INC.
                              MILLER NISSAN, INC.
                              MILLER-NII, INC.
                              PERIMETER FORD, INC.
                              SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Vice President

                              AMARILLO MOTORS-C, LTD.
                              AMARILLO MOTORS-F, LTD.
                              AMARILLO MOTORS-FM, LTD.
                              AMARILLO MOTORS-J, LTD.
                              AMARILLO MOTORS-SM, LTD.
                              CHAPERRAL DODGE, LTD.
                              COLONIAL CHRYSLER-PLYMOUTH, LTD.
                              GPI, LTD.

                              KUTZ-DC, LTD.
                              KUTZ-N, LTD.
                              LUBBOCK MOTORS, LTD.
                              LUBBOCK MOTORS-F, LTD.
                              LUBBOCK MOTORS-S, LTD.
                              LUBBOCK MOTORS-SH, LTD.
                              LUBBOCK MOTORS-T, LTD.
                              MAXWELL CHRYSLER DODGE JEEP, LTD.
                              MAXWELL FORD, LTD.
                              MAXWELL-G, LTD.
                              MAXWELL-N, LTD.
                              MAXWELL-NII, LTD.
                              MAXWELL-SM, LTD.
                              MCCALL-H, LTD.
                              MCCALL-HA, LTD.
                              MCCALL-N, LTD.
                              MCCALL-T, LTD.
                              MCCALL-TII, LTD.
                              MCCALL-TL, LTD.
                              PRESTIGE CHRYSLER NORTHWEST, LTD.
                              PRESTIGE CHRYSLER SOUTH, LTD.
                              ROCKWALL AUTOMOTIVE-DCD, LTD.
                              ROCKWALL AUTOMOTIVE-F, LTD.

                              By: GROUP 1 ASSOCIATES, INC.,
                                  as general partner

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Vice President

                              GROUP 1 HOLDINGS-DC, L.L.C. GROUP 1
                              HOLDINGS-F, L.L.C. GROUP 1
                              HOLDINGS-GM, L.L.C. GROUP 1
                              HOLDINGS-H, L.L.C. GROUP 1
                              HOLDINGS-N, L.L.C. GROUP 1
                              HOLDINGS-S, L.L.C. GROUP 1
                              HOLDINGS-T, L.L.C.

                              By: GROUP 1 AUTOMOTIVE, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Executive Vice President

                              COURTESY FORD, LLC
                              GULF BREEZE FORD, LLC
                              KEY FORD, LLC
                              KOONS FORD, LLC

                              By: GROUP 1 FL HOLDINGS, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: President

                              BOHN-DC, LLC

                              By: BOHN HOLDINGS-DC, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Vice President

                              BOHN-FII, LLC
                              BOHN-FIII, LLC
                              HARVEY FORD, LLC
                              HARVEY-FLM, LLC

                              By: BOHN HOLDINGS-F, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Vice President

                              HARVEY GM, LLC

                              By: BOHN HOLDINGS-GM, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 _______________________________________________
                              Name:  Scott L. Thompson
                              Title: Vice President

                              HARVEY SM, LLC

                              By: BOHN HOLDINGS-S, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 -----------------------------------------------
                              Name:  Scott L. Thompson
                              Title: Vice President

                              HARVEY OPERATIONS-T, LLC

                              By: HARVEY-T, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 -----------------------------------------------
                              Name:  Scott L. Thompson
                              Title: Vice President

                              IRA AUTOMOTIVE GROUP, LLC

                              By: DANVERS-T, INC.,
                                  as sole member

                              By: /s/ Scott L. Thompson
                                 -----------------------------------------------
                              Name:  Scott L. Thompson
                              Title: Vice President

                              GROUP 1 LP INTERESTS-F, INC.
                              GROUP 1 LP INTERESTS-DC, INC.
                              GROUP 1 LP INTERESTS-T, INC.
                              GROUP 1 LP INTERESTS-GM, INC.
                              GROUP 1 LP INTERESTS-H, INC.
                              GROUP 1 LP INTERESTS-S, INC.
                              GROUP 1 LP INTERESTS-N, INC.

                              By: /s/ Mathew J. Baer
                                 -----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President

                              DELAWARE ACQUISITION-DC, LLC

                              By: GROUP 1 LP INTERESTS-DC, INC.,
                                  as sole member

                              By: /s/ Mathew J. Baer
                                 -----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President and Secretary

                              DELAWARE ACQUISITION-F, LLC

                              By: GROUP 1 LP INTERESTS-F, INC.,
                                  as sole member

                              By:  /s/ Mathew J. Baer
                                  ----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President and Secretary

                              DELAWARE ACQUISITION-GM, LLC

                              By: GROUP 1 LP INTERESTS-GM, INC.,
                                  as sole member

                              By:  /s/ Mathew J. Baer
                                  ----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President and Secretary

                              DELAWARE ACQUISITION-N, LLC

                              By: GROUP 1 LP INTERESTS-N, INC.,
                                  as sole member

                              By:  /s/ Mathew J. Baer
                                  ----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President and Secretary

                              DELAWARE ACQUISITION-T, LLC

                              By: GROUP 1 LP INTERESTS-T, INC.,
                                  as sole member

                              By:  /s/ Mathew J. Baer
                                  ----------------------------------------------
                              Name:  Mathew J. Baer
                              Title: President and Secretary

                                    EXHIBIT A TO RULE 144A/REGULATION S APPENDIX

                         [FORM OF FACE OF EXCHANGE NOTE
                       OR PRIVATE EXCHANGE NOTE] ___*/**/

*/ If the Note is to be issued in global form add the Global Notes Legend from
Exhibit 1 to Rule 144A/Regulation S Appendix and the attachment from such
Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

**/ If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

All references to "Special Interest" in the Note shall be deleted unless if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be) any Registration Default (as defined in the Registration Rights Agreement) has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

                        [FORM OF FACE OF EXCHANGE NOTE OR
                             PRIVATE EXCHANGE NOTE]

                            GROUP 1 AUTOMOTIVE, INC.

No.                                                                    $

                                                                       CUSIP No.
                                                                        ISIN No.

               8.25% Senior Subordinated Note due August 15, 2013

         Group 1 Automotive, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ______ Dollars on August 15, 2013 [or such greater or lesser amount as may be indicated on Schedule A hereto].(2)

         Interest Payment Dates: February 15 and August 15.

         Regular Record Dates: February 1 and August 1.

         Additional provisions of this Note are set forth on the other side of this Note.

                                                        GROUP 1 AUTOMOTIVE, INC.

                                                        By:_____________________
                                                           Name:
                                                           Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A.,
  as Trustee, certifies that
  this is one of the Notes
  referred to in the Indenture.

By________________________________
       Authorized Signatory

Dated: ___________________________

--------------
(2) If this Note is a Global Note, add this provision.

        [FORM OF REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

               8.25% Senior Subordinated Note due August 15, 2013

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Group 1 Automotive, Inc., a Delaware corporation (the "Company"), promises (i) to pay interest on the principal amount of this Note at 8.25% per annum from August 13, 2003 until maturity, provided that any principal and premium, and any installment of interest, which is overdue shall bear interest at the rate of 9.25% per annum (to the extent that the payment of such interest shall be legally enforceable), and (ii) to pay the Special Interest payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes and Special Interest to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (each a "Regular Record Date") next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any. The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company may act in any such capacity.

         4. Indenture. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture dated as of August 13, 2003 ("Original

Indenture") among the Company, the Subsidiary Guarantors and the Trustee, as supplemented and amended by the First Supplemental Indenture of even date (the "Supplemental Indenture"). The Original Indenture, as so supplemented and amended, is referred to herein as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior unsecured obligations of the Company limited to $150,000,000 aggregate principal amount in the case of Notes issued on the Closing Date.

         5.       Optional Redemption; Repurchase.

                  The Notes of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that on or before August 15, 2006 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture, provided, however, that at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 90 days of any such sale at a Redemption Price of 108.25% of the principal amount of the Notes, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Notes are further subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after August 15, 2008, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year              Redemption Price
----              ----------------
2008                  104.125%
2009                  102.750%
2010                  101.375%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  Prior to August 15, 2008, upon not less than 30 nor more than 60 days' notice by mail the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                           (1)      100% of the principal amount thereof; or

                           (2) the present value, as determined by an Independent Investment Banker, of

                                    (A)      104.125% of the principal amount of
                           the Notes being redeemed calculated as of August 15, 2008 (assuming a 360-day year consisting of twelve 30-day months), plus

                                    (B)      all required interest payments due
                           on such Notes through August 15, 2008 (excluding accrued interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
                           Date).

                  The Notes are also subject to repurchase by the Company at the option of the Holders in the event of a Change of Control or following certain Asset Dispositions, all as provided in the Indenture.

                  In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         6. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this
Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         7. Subsidiary Guarantees. As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Note are guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         8.       Events of Default; Remedies, Etc.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         9. Amendments. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         10.      Transfer and Exchange of Notes.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         11. Owner. Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this
Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Defeasance and Discharge. The Notes are subject to Covenant Defeasance, Defeasance and satisfaction and discharge upon the terms and conditions specified in the Indenture.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. [Additional Rights and Obligations of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and obligations set forth in the Registration Rights

Agreement dated as of August 13, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers named on the signature page thereof (the "Registration Rights Agreement").](3)

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20. Successor Company. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement](4). Requests may be made to:

                  Group 1 Automotive, Inc.
                  950 Echo Lane, Suite 100
                  Houston, Texas  77024
                  Attention: Chief Financial Officer

---------------------
(3) Delete if this Note is not being issued in exchange for an Initial Note.

(4) Delete if this Note is not being issued in exchange for an Initial Note.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________         Your Signature: _____________________________________
                                           Sign exactly as your name appears on
                                           the other side of this Note.

                           Soc. Sec. or Tax Identification No.:_________________

Signature Guarantee: __________________________________________
                           (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 306 or 309 of the Supplemental Indenture, check the box below:

                 [ ] Section 306                 [ ] Section 309

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 306 or Section 309 of the Supplemental Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elected to have purchased: $____________

Date: ____________         Your Signature: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

                           Soc. Sec. or Tax Identification No.: ________________

Signature Guarantee: _________________________________
                      (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              SUBSIDIARY GUARANTEE

                  For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein and to cover all the rights of the Trustee under Section 607 of the Original Indenture. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

                  Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, and the Subsidiary Guarantee of each Subsidiary Guarantor is issued subject to the provisions of the Indenture with respect thereto.

                  No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Subsidiary Guarantee is endorsed.

                  Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

                  This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

                  By delivery to the Trustee of a supplement to the Indenture referred to in the Note upon which this Subsidiary Guarantee is endorsed in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Notes will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Note upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

                  All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

                  Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

                                    GROUP 1 REALTY, INC.
                                    GROUP 1 FL HOLDINGS, INC.

                                    By:  /s/ Scott L. Thompson
                                        ---------------------------------
                                    Name:Scott L. Thompson
                                    Title: President

                                    BOB HOWARD AUTOMOTIVE-EAST, INC.
                                    BOB HOWARD AUTOMOTIVE-H, INC.
                                    BOB HOWARD CHEVROLET, INC.
                                    BOB HOWARD DODGE, INC.
                                    BOB HOWARD MOTORS, INC.
                                    BOB HOWARD NISSAN, INC.
                                    BOHN HOLDINGS-DC, INC.
                                    BOHN HOLDINGS-F, INC.
                                    BOHN HOLDINGS-GM, INC.
                                    BOHN HOLDINGS-S, INC.
                                    CASA CHEVROLET INC.
                                    CASA CHRYSLER PLYMOUTH JEEP INC.
                                    DANVERS-DC, INC.
                                    DANVERS-DCII, INC.
                                    DANVERS-DCIII, INC.
                                    DANVERS-GM, INC.
                                    DANVERS-N, INC.
                                    DANVERS-NII, INC.
                                    DANVERS-S, INC.
                                    DANVERS-SU, INC.
                                    DANVERS-T, INC.
                                    DANVERS-TII, INC.
                                    DANVERS-TL, INC.
                                    FMM, INC.
                                    GPI ATLANTA-F, INC.
                                    GPI ATLANTA-FLM, INC.
                                    GPI ATLANTA-FLM II, INC.
                                    GPI ATLANTA-T, INC.
                                    GROUP 1 ASSOCIATES, INC.
                                    HARVEY-T, INC.
                                    HIGHLAND AUTOPLEX, INC.
                                    HOWARD FORD, INC.
                                    HOWARD PONTIAC-GMC, INC.
                                    HOWARD-DC, INC.
                                    HOWARD-DCII, INC.
                                    HOWARD-GM, INC.

                                    HOWARD-GMII, INC.
                                    HOWARD-GMIII, INC.
                                    HOWARD-H, INC.
                                    HOWARD-HA, INC.
                                    HOWARD-FLM, INC.
                                    HOWARD-SB, INC.
                                    HOWARD-SI, INC.
                                    JIM TIDWELL FORD, INC.
                                    LUBY CHEVROLET CO.
                                    MIKE SMITH AUTOMOTIVE-H, INC.
                                    MIKE SMITH AUTOMOTIVE-N, INC.
                                    MIKE SMITH AUTOPLAZA, INC.
                                    MIKE SMITH AUTOPLEX BUICK, INC.
                                    MIKE SMITH AUTOPLEX DODGE, INC.
                                    MIKE SMITH AUTOPLEX, INC.
                                    MIKE SMITH AUTOPLEX-GERMAN IMPORTS, INC.
                                    MIKE SMITH AUTOPLEX-V, INC.
                                    MIKE SMITH GM, INC.
                                    MIKE SMITH IMPORTS, INC.
                                    MIKE SMITH MOTORS, INC.
                                    MILLBRO, INC.
                                    MILLER AUTOMOTIVE GROUP, INC.
                                    MILLER FAMILY COMPANY, INC.
                                    MILLER IMPORTS, INC.
                                    MILLER INFINITI, INC.
                                    MILLER MOTORS VAN NUYS, INC.
                                    MILLER NISSAN, INC.
                                    MILLER-NII, INC.
                                    PERIMETER FORD, INC.
                                    SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                                    By:  /s/ Scott L. Thompson
                                        --------------------------------------
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    AMARILLO MOTORS-C, LTD.
                                    AMARILLO MOTORS-F, LTD.
                                    AMARILLO MOTORS-FM, LTD.
                                    AMARILLO MOTORS-J, LTD.
                                    AMARILLO MOTORS-SM, LTD.
                                    CHAPERRAL DODGE, LTD.
                                    COLONIAL CHRYSLER-PLYMOUTH, LTD.
                                    GPI, LTD.
                                    KUTZ-DC, LTD.

                                    KUTZ-N, LTD.
                                    LUBBOCK MOTORS, LTD.
                                    LUBBOCK MOTORS-F, LTD.
                                    LUBBOCK MOTORS-S, LTD.
                                    LUBBOCK MOTORS-SH, LTD.
                                    LUBBOCK MOTORS-T, LTD.
                                    MAXWELL CHRYSLER DODGE JEEP, LTD.
                                    MAXWELL FORD, LTD.
                                    MAXWELL-G, LTD.
                                    MAXWELL-N, LTD.
                                    MAXWELL-NII, LTD.
                                    MAXWELL-SM, LTD.
                                    MCCALL-H, LTD.
                                    MCCALL-HA, LTD.
                                    MCCALL-N, LTD.
                                    MCCALL-T, LTD.
                                    MCCALL-TII, LTD.
                                    MCCALL-TL, LTD.
                                    PRESTIGE CHRYSLER NORTHWEST, LTD.
                                    PRESTIGE CHRYSLER SOUTH, LTD.
                                    ROCKWALL AUTOMOTIVE-DCD, LTD.
                                    ROCKWALL AUTOMOTIVE-F, LTD.

                                    By: GROUP 1 ASSOCIATES, INC.,
                                        as general partner

                                    By: /s/ Scott L. Thompson
                                        ________________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    GROUP 1 HOLDINGS-DC, L.L.C. GROUP 1
                                    HOLDINGS-F, L.L.C.
                                    GROUP 1 HOLDINGS-GM, L.L.C.
                                    GROUP 1 HOLDINGS-H, L.L.C.
                                    GROUP 1 HOLDINGS-N, L.L.C.
                                    GROUP 1 HOLDINGS-S, L.L.C.
                                    GROUP 1 HOLDINGS-T, L.L.C.

                                    By: GROUP 1 AUTOMOTIVE, INC.,
                                        as sole member

                                    By: /s/ Scott L. Thompson
                                       _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Executive Vice President

                                    COURTESY FORD, LLC
                                    GULF BREEZE FORD, LLC
                                    KEY FORD, LLC
                                    KOONS FORD, LLC

                                    By: GROUP 1 FL HOLDINGS, INC.,
                                        as sole member

                                    By: /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: President

                                    BOHN-DC, LLC

                                    By: BOHN HOLDINGS-DC, INC.,
                                        as sole member

                                    By: /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    BOHN-FII, LLC
                                    BOHN-FIII, LLC
                                    HARVEY FORD, LLC
                                    HARVEY-FLM, LLC

                                    By: BOHN HOLDINGS-F, INC.,
                                        as sole member

                                    By:  /s/ Scott L. Thompson
                                        ______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    HARVEY GM, LLC

                                    By: BOHN HOLDINGS-GM, INC.,
                                        as sole member

                                    By:  /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    HARVEY SM, LLC

                                    By: BOHN HOLDINGS-S, INC.,
                                        as sole member

                                    By:  /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President
                                    HARVEY OPERATIONS-T, LLC

                                    By: HARVEY-T, INC.,
                                        as sole member

                                    By:  /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    IRA AUTOMOTIVE GROUP, LLC

                                    By: DANVERS-T, INC.,
                                        as sole member

                                    By:  /s/ Scott L. Thompson
                                        _______________________________________
                                    Name: Scott L. Thompson
                                    Title: Vice President

                                    GROUP 1 LP INTERESTS-F, INC.
                                    GROUP 1 LP INTERESTS-DC, INC.
                                    GROUP 1 LP INTERESTS-T, INC.
                                    GROUP 1 LP INTERESTS-GM, INC.
                                    GROUP 1 LP INTERESTS-H, INC.
                                    GROUP 1 LP INTERESTS-S, INC.
                                    GROUP 1 LP INTERESTS-N, INC.

                                    By:  /s/ Mathew J. Baer
                                        _______________________________________
                                    Name:  Mathew J. Baer
                                    Title: President

                                    DELAWARE ACQUISITION-DC, LLC

                                    By: GROUP 1 LP INTERESTS-DC, INC.,
                                        as sole member

                                    By:  /s/ Mathew J. Baer
                                        _______________________________________
                                    Name:  Mathew J. Baer
                                    Title: President and Secretary

                                    DELAWARE ACQUISITION-F, LLC

                                    By: GROUP 1 LP INTERESTS-F, INC.,
                                        as sole member

                                    By:  /s/ Mathew J. Baer
                                        _______________________________________
                                    Name:  Mathew J. Baer
                                    Title: President and Secretary

                                    DELAWARE ACQUISITION-GM, LLC

                                    By: GROUP 1 LP INTERESTS-GM, INC.,
                                        as sole member

                                    By:  /s/ Mathew J. Baer
                                        _______________________________________
                                    Name: Mathew J. Baer
                                    Title: President and Secretary

                                    DELAWARE ACQUISITION-N, LLC

                                    By: GROUP 1 LP INTERESTS-N, INC.,
                                        as sole member

                                    By:  /s/ Mathew J. Baer
                                        ________________________________________

                                    Name:  Mathew J. Baer
                                    Title: President and Secretary

                                    DELAWARE ACQUISITION-T, LLC

                                    By: GROUP 1 LP INTERESTS-T, INC.,
                                        as sole member

                                    By: /s/ Mathew J. Baer
                                        ________________________________________
                                    Name: Mathew J. Baer
                                    Title: President and Secretary